Security Agreement

Dated as of May 29, 2003

This Security Agreement (as modified from time to time, the "Agreement") has been executed by DYADIC INTERNATIONAL, INC., a Florida corporation, as debtor ("Debtor"), in favor of the MARK A. EMALFARB TRUST, under agreement dated October 1, 1987, as amended, as secured party (together with any successor, assign or subsequent holder, "Secured Party"), with its main office at 193 Spyglass Court, Jupiter, Florida 33477. If more than one person or entity executes this Agreement, the term "Debtor" refers to each of them individually and some or all of them collectively, and their obligations hereunder shall be joint and several.

In consideration of Secured Party's making loans and extensions of credit and/or considering making loans or extensions of credit, to Debtor, a Florida corporation, including but not limited to that certain loan made pursuant that certain Revolving Note (the "Note") of Debtor dated of even date herewith, made payable to the order of Secured Party in the original principal sum of THREE MILLION AND No/100 Dollars ($3,000,000) ("Note"), and all other documents defined in the Note as the "Loan Documents", and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor agrees as follows:

1. DEFINITIONS. As used in this Agreement:

(a) Unless otherwise defined herein, all terms that are defined in the Uniform Commercial Code of the State in which the main office of Secured Party is located shall have the same meanings herein as in such Code, and all capitalized terms, unless otherwise defined herein, shall have the same meanings as contained in the Loan Documents securing the Note.

(b) "Subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which Debtor owns directly or indirectly 50% or more of the outstanding voting stock or interest, or of which Debtor has effective control, by contract or otherwise.

2. SECURITY INTEREST. Debtor hereby grants to Secured Party a continuing perfected security interest in, and assigns and transfers to Secured Party, all of Debtor's right, title and interest in the following property or types of property now owned by Debtor or hereafter created or acquired by Debtor, wherever located (any or all of such, the "Collateral"):

(a) All accounts, current assets, including but not limited to cash and cash equivalents, and further including without limitation, all rights to payment for services or the Inventory, however arising, accounts receivable, investment assets, marketable securities, prepaid expenses and assets, trade credits and receivables, notes, drafts, acceptances, deposits and other forms of obligations, notes receivable, loans receivable, including without limitation, bank accounts and receivables, and all proceeds and collections arising therefrom (collectively "Accounts"), and any adjustments due Debtor by reason of any dispute or claim arising with respect to Debtor's Accounts;

(b) All inventory, including without limitation, finished, returned and repossessed goods, raw materials, goods in process, work in progress, all research materials in the possession of Debtor

which may be necessary to maintain, upgrade and improve the products of the business (the "Inventory");

(c) All monies, accounts, deposits, and assets now or at any time hereafter in the possession or under the control of Secured Party or its bailee;

(d) All documents of title evidencing or issued with respect to any of the foregoing; and

(e) All proceeds and products of all of the foregoing.

3. LIABILITIES. The Collateral shall secure the payment and performance of all obligations and liabilities of Debtor to Secured Party howsoever created, evidenced or arising, whether direct or indirect, absolute or contingent, now due or to become due, or now existing or hereafter arising, including without limitation future advances, letters of credit issued for the account of or at the request of Debtor, and any guaranty by Debtor of any obligations to Secured Party as well as all agreements relating to any of the foregoing (the "Liabilities"). This Agreement shall continue and remain in effect notwithstanding that at any particular time there may be no Liabilities outstanding. Notwithstanding the foregoing, this Agreement shall terminate when Secured Party gives the Debtor written notice that the Liabilities and all amounts payable thereunder have been fully paid, and that all commitments and obligations of Secured Party with respect to the Liabilities and any obligations of the Secured Party to extend credit to Debtor have terminated.

4. REPRESENTATIONS. Debtor hereby represents and warrants to Secured Party that:

(a) Debtor and any Subsidiary are existing and in good standing under the laws of their state or other jurisdiction of formation, are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Debtor; the execution, delivery and performance of this Agreement and all related documents and instruments are within Debtor's powers and have been authorized by all necessary corporate, action.

(b) The execution, delivery and performance of this Agreement and all related documents and instruments have received any and all necessary governmental approval, and do not and will not contravene or conflict with any provision of law, charter or by-laws of Debtor or any agreement affecting Debtor or its property.

(c) There has been no material adverse change in the business, condition, properties, assets, operations or prospects of Debtor since the date of the latest financial statements, if any, provided on behalf of Debtor to Secured Party.

(d) No financing statement, mortgage, notice of judgment, or any similar instrument (other than those security interests in existence at the execution of the Loan Documents) covering any of the Collateral is on file in any public office.

(e) Debtor is the lawful owner of all Collateral, free and clear of all liens, pledges, charges, mortgages, and claims other than any in favor of Secured Party, except liens for current taxes not delinquent and those liens previously disclosed to Secured Party.

(f) All accounts receivable and Inventory of Debtor are genuine, are in all respects what they purport to be, are not evidenced by a judgment, and represent undisputed, bona fide transactions completed or to be completed in accordance with the terms and conditions of any document related thereto; none of the Collateral has been sold or pledged to any other person or entity, except as previously disclosed to Secured Party; and Debtor has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Collateral.

(g) Debtor (and each Subsidiary of Debtor) has filed or caused to be filed all federal, state, and local tax returns that are required to be filed, and has paid or has caused to be paid all of its taxes, including without limitation any taxes shown on such returns or on any assessment received by it, to the extent that such taxes have become due.

5. COVENANTS OF DEBTOR. Debtor agrees that so long as this Agreement remains in effect, it will:

(a) NOTIFY SECURED PARTY IN WRITING AT LEAST THIRTY (30) DAYS IN ADVANCE OF ANY CHANGE WHATSOEVER IN THE NAME OF DEBTOR OR THE NAME(S) UNDER WHICH DEBTOR CONDUCTS BUSINESS, ANY NEW NAMES UNDER WHICH DEBTOR INTENDS TO DO BUSINESS, AND ANY NEW ADDRESSES AT OR FROM WHICH DEBTOR INTENDS TO DO BUSINESS OR TO KEEP COLLATERAL OF ANY KIND;

(b) provide and maintain insurance with respect to the Collateral, the operation of Debtor's business, and certain employees or officers of Debtor as required by Secured Party from time to time; all such insurance shall be in such amounts and against such risks as shall be satisfactory in all respects to Secured Party, with Secured Party named as additional insured and loss payee;

(c) defend the Collateral against the claims and demands of all persons other than Secured Party and promptly pay all taxes, assessments, and charges upon the Collateral; and not sign (or permit to be signed), without the prior consent of Secured Party, any financing statements or other documents creating or perfecting a lien upon or security interest in any of the Collateral except in favor of Secured Party, or otherwise create, suffer, or permit to exist any liens or security interests upon any Collateral other than in favor of Secured Party, except tax liens, provided that such liens are removed before related taxes become delinquent;

(d) execute such financing statements and other documents (and pay the cost of filing and recording the same in all public offices deemed necessary by Secured Party) and do such other acts as Secured Party may request to establish and maintain a valid and perfected security interest in the Collateral free and clear of all other liens and claims, except tax liens, provided that such liens are removed before related taxes become delinquent;

(e) deliver to Secured Party any certificates or other documents of title representing or issued with respect to any of the Collateral, with Secured Party's security interest and lien endorsed

thereon, and record such certificates or documents with all appropriate regulatory agencies;

(f) furnish to Secured Party, immediately upon the request of Secured Party, any evidence of ownership of the Collateral, including without limitation bills of sale, paid invoices, certificates of title, or applications for title;

(g) keep at its address for notices set forth under or opposite its signature hereto its records concerning the Collateral, which records shall be of such character as will enable Secured Party to determine at any time the status of the Collateral; furnish to Secured Party such information concerning Debtor, the Collateral, and the account debtors as Secured Party may from time to time reasonably request; and permit Secured Party from time to time, at reasonable times, to inspect the Collateral and to inspect, audit, and make copies of, and extracts from, all records and all other papers in the possession of Debtor pertaining to the Collateral and the account debtors; Secured Party shall have the right at any reasonable time or times to make direct verification with the account debtors of any and all of the accounts;

(h) keep and maintain the Collateral in good operating condition and repair, and make all necessary replacements and renewals to the Collateral so that the value and operating efficiency thereof shall at all times be maintained and preserved;

(i) make appropriate entries upon its financial statements and its books and records disclosing Secured Party's security interest in the Collateral;

(j) provide to Secured Party from time to time such financial statements of and other information concerning Debtor as Secured Party shall reasonably request;

(k) if at any time any of the Collateral shall be or become evidenced by any instrument, note, or other document, immediately deliver such instrument, note, or document to Secured Party, endorsed as requested by Secured Party;

(l) immediately notify Secured Party of any material loss or depreciation in the value of the Collateral; and

(m) except if and to the extent specifically permitted by this Agreement, not sell, transfer, or otherwise dispose of any Collateral (other than a sale or disposition of any Inventory no longer useful in connection with the operation of Debtor's business, provided that prior to the sale or other disposition thereof such Inventory has been replaced by other Inventory of at least equal value and utility which is subject to the lien of this Agreement with the same priority as the Inventory so sold or disposed of) without Secured Party's prior written consent.

6. USE OF THE INVENTORY. Until notice to the contrary is given by Secured Party, Debtor may use, consume, and sell Inventory in carrying on its business in the ordinary course of business substantially in the same manner as now conducted, but a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Debtor.

7. COLLECTIONS.

(a) Until notice to the contrary is given by Secured Party, Debtor (i) shall collect the accounts for Secured Party at Debtor's own expense, and (ii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund, or allowance to which such party may be lawfully entitled and accept in connection therewith the return of any goods the sale or lease of which shall have given rise to such accounts.

(b) At any time and from time to time, whether before or after the occurrence of a Default, Secured Party, at Debtor's expense, may or, upon request of Secured Party, Debtor shall, notify any account debtors of the existence of this Agreement and direct such account debtors to pay directly to Secured Party the amounts due or to become due from such account debtors. Each account debtor so notified and directed may accept the receipt of Secured Party for any such payment as a full release of any amounts so paid.

(c) Secured Party may enforce collection of any or all of the Collateral by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder.

(d) Secured Party at any time may, and upon direction of Debtor or upon the happening of a Default shall, apply all payments received from account debtors to the Liabilities when due (whether by acceleration or otherwise) and may credit any balance after such payment to the account of Debtor.

8. WARRANTY-FUTURE. The request or application by Debtor for any Liability secured hereby shall be a representation and warranty by Debtor as of the date of such request or application that: (i) no Default or Unmatured Event of Default (in each case as defined herein) has occurred or is continuing as of such date; and (ii) Debtor's representations and warranties herein are true and correct as of such date as though made on such date, except that Section 4(c) shall be deemed to refer to the then most recent financial statements furnished to Secured Party.

9. EVENTS OF DEFAULT. The occurrence and continuation for more than ninety (90) days after written notice from or on behalf of Secured Party, of any of the following described events shall constitute a "Default":

(a) failure to pay, when and as due, any principal, interest or other amounts payable hereunder or in connection with any of the Liabilities, or failure to comply with or perform any agreement or covenant of Debtor contained herein; or

(b) any default, event of default, or similar event shall occur or continue under any other instrument, document, note, agreement, or guaranty delivered to Secured Party in connection with this Agreement, or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

(c) there shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the

terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Debtor or any Subsidiary, or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed; or

(d) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Debtor or any Subsidiary to Secured Party is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

(e) any guaranty of or pledge of collateral security for the Liabilities, including without limitation this Agreement, shall be repudiated or become unenforceable or incapable of performance; or

(f) Debtor or any Subsidiary shall fail to maintain their existence in good standing in their state of formation or shall fail to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Debtor; or

(g) Debtor or any Subsidiary shall dissolve, liquidate, merge, consolidate, or cease to be in existence for any reason; or

(h) any person or entity presently not in control of Debtor, shall obtain control directly or indirectly of Debtor, whether by purchase or gift of stock or assets, by contract, or otherwise; or

(i) any proceeding (judicial or administrative) shall be commenced against Debtor or any Subsidiary, or with respect to any assets of Debtor or any Subsidiary, which shall threaten to have a material and adverse effect on the assets, condition or prospects of Debtor or any Subsidiary; or final judgment(s) and/or settlement(s) shall be entered or agreed to in any suit or action commenced against Debtor or any Subsidiary; or

(j) Debtor shall hereafter grant or any person (other than Secured Party) shall hereafter obtain a security interest in any of the Collateral, without Secured Party's written consent, or Debtor or any other person shall perfect (or attempt to perfect) such a security interest, or a court shall determine that Secured Party does not have valid perfected security interest in any of the Collateral enforceable in accordance with the terms hereof, or any notice of a federal tax lien against Debtor shall be filed with any public recorder; or

(k) there shall be any material loss or depreciation in the value of any of the Collateral for any reason, or Secured Party shall otherwise reasonably deem itself insecure; or, unless expressly permitted by this Agreement or the related documents, all or any part of any of the Collateral or any direct, indirect, legal, equitable or beneficial interest therein is assigned, transferred or sold without Secured Party's prior written consent; or

(l) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Debtor or any

Subsidiary, or Debtor or any Subsidiary shall take any steps toward, or to authorize, such a proceeding; or

(m) Debtor or any Subsidiary shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

Notwithstanding the foregoing, or anything contained herein or in any of the Loan Documents, Debtor's failure to pay all of the Liabilities on the Maturity Date shall constitute a Default, and Secured Party shall be under no obligation to provide any notice of the Maturity Date, or failure to pay, and Debtor shall have no right or opportunity to cure such Default.

10. DEFAULT REMEDIES.

(a) Notwithstanding any provision of any document or instrument evidencing or relating to any Liability: (i) if Debtor fails to pay any of the Liabilities when the same are due and payable, or declared due and payable; or (ii) Debtor fails to fully and faithfully satisfy, perform, discharge, observe and comply with any covenant or agreement made by Debtor, the Liabilities shall be immediately and automatically due and payable without action of any kind on the part of Secured Party. Upon the occurrence and during the continuance of any Default, Secured Party may exercise any rights and remedies under this Agreement, any related document or instrument (including without limitation any pertaining to Collateral), and at law or in equity.

(b) If any Default shall have occurred and be continuing, then, in addition to having the right to exercise any rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State where the main office of Secured Party and/or any Collateral is located, Secured Party may, in its sole discretion, exercise any rights or powers set forth in this Agreement. Upon request of Secured Party, Debtor shall promptly assemble the Collateral and deliver it to a place designated by Secured Party. Without limiting any other provision hereof, Debtor shall pay all related expenses, including, without limitation, Secured Party's attorneys' fees. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten days before such disposition, postage prepaid, addressed to Debtor at the address of Debtor shown below. Secured Party shall, in addition to and not in limitation of all rights of offset under applicable law, have the right to appropriate and apply all of the Collateral in its possession to payment of the Liabilities. Secured Party may proceed to sell or otherwise dispose of the Collateral at public or private sale for cash or credit; provided, however, that Debtor shall be credited with proceeds of such sale only when the proceeds are actually received by Secured Party. Secured Party may apply any proceeds of the Collateral to the payment of expenses and costs to exercise of Secured Party's rights hereunder, and any balance of such proceeds shall be applied toward the Liabilities in such order as Secured Party shall determine in its sole discretion. Any balance remaining shall be returned to Debtor.

(c) Secured Party may, by written notice to Debtor, at any time and from time to time, waive any Default or "Unmatured Event of Default" (as defined below), which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such

waiver, Secured Party and Debtor shall be restored to their former position and rights hereunder, and any Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Secured Party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Secured Party herein provided are cumulative and not exclusive of any rights or remedies provided by law. "Unmatured Event of Default" means any event or condition which might become a Default with if continuing after notice or the passage of time or both.

11. RIGHTS OF SECURED PARTY. Secured Party may, from time to time, at its option (but shall have no duty to):

(a) perform any agreement of Debtor hereunder that Debtor shall have failed to perform;

(b) take any other reasonable action which Secured Party deems necessary or desirable for the preservation of the Collateral or Secured Party's interest therein and the carrying out of this Agreement, including without limiting the generality of the foregoing: (i) any action to collect or realize upon the Collateral; (ii) the discharge of taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral; (iii) the discharge or keeping current of any obligation of Debtor having effect on the Collateral; or (iv) receiving, endorsing and collecting all checks and other orders for the payment of money made payable to Debtor representing any dividend, interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof, and to give full discharge for the same; and

(c) file, or cause to be filed, photocopies or carbon copies of any financing statement respecting any right of Secured Party in the Collateral, and any such photocopy or carbon copy of the signature of Debtor on such photocopy or carbon copy shall be deemed an original for purposes of such filing. Debtor hereby authorizes Secured Party to sign financing statements on Debtor's behalf to be filed in all jurisdictions in which such authorization is permitted.

Debtor hereby appoints Secured Party as Debtor's attorney in fact, which appointment is and shall be deemed to be irrevocable and coupled with an interest, for purposes of performing acts and signing and delivering any agreement, document, or instrument, on behalf of Debtor in accordance with this Section. Debtor will, on demand, reimburse Secured Party for all reasonable expenses so incurred by Secured Party. In the event Debtor fails to reimburse Secured Party on demand, the amount of such expenses shall accrue interest thereon at the rate of fourteen percent (14%).

12. FURTHER ASSURANCES. Debtor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, and instruments, as Secured Party may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Secured Party its rights, powers and remedies hereunder.

13. OBLIGATIONS UNCONDITIONAL; WAIVER OF DEFENSES. Debtor irrevocably agrees that no fact or circumstance whatsoever which might at law or in equity constitute a discharge or release of, or defense to the obligations of, a guarantor or surety shall limit or affect any obligations

of Debtor under this Agreement or any document or instrument executed in connection herewith. Without limiting the generality of the foregoing:

(a) Secured Party may at any time and from time to time, without notice to Debtor, take any or all of the following actions without affecting or impairing the liability of Debtor on this Agreement:

(i) renew or extend time of payment of the Liabilities;

(ii) accept, substitute, release or surrender any security for the Liabilities; and

(iii) release any person primarily or secondarily liable on the Liabilities (including without limitation any indorser, and any guarantor).

(b) No delay in enforcing payment of the Liabilities, nor any amendment, waiver, change, or modification of any terms of any document or instrument which evidences or is given in connection with the Liabilities, shall release Debtor from any obligation hereunder. The obligations of Debtor under this Agreement are and shall be primary, continuing, unconditional and absolute (notwithstanding that at any time or from time to time all of the Liabilities may have been paid in full), irrespective of the value, genuineness, regularity, validity or enforceability of any documents or instruments respecting or evidencing the Liabilities. In order to hold Debtor liable or exercise rights or remedies hereunder, there shall be no obligation on the part of Secured Party, at any time, to resort for payment to any guarantor or to any other security for the Liabilities. Secured Party shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps are being taken against any other property securing the Liabilities or any other party primarily or secondarily liable on any of the Liabilities.

(c) Expect as otherwise provided in any note, agreement, instrument or document evidencing the Liabilities, Debtor irrevocably waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Agreement, notice of any loans made, extensions granted or other action taken in reliance hereon, and all demands and notices of any kind in connection with this Agreement or the Liabilities.

(d) While this Agreement remains in full force and effect, Debtor waives any claim or other right which Debtor might now have or hereafter acquire against any other person primarily or contingently liable on the Liabilities (including without limitation any maker, indorser or guarantor) or that arises from the existence or performance of Debtor's obligations under this Agreement, including without limitation any right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim or remedy of Secured Party against Debtor or any other person primarily or contingently liable on the Liabilities (including without limitation any maker, indorser or guarantor) or any other collateral security for the Liabilities, which Secured Party now has or hereafter acquires, however arising.

14. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Secured Party to its main office indicated above, and if to Debtor to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Debtor, may appear in Secured Party's records.

15. MISCELLANEOUS. This Agreement and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal laws of the State of Florida. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement. This Agreement shall bind Debtor, its heirs, trustees (including without limitation successor and replacement trustees), executors, personal representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns, except that Debtor may not transfer or assign any of its rights or interest hereunder without the prior written consent of Secured Party. Debtor agrees to pay upon written demand all reasonable expenses (including without limitation attorneys' fees, legal costs and expenses, whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Secured Party or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. ***If there shall be more than one person or entity constituting Debtor, each of them shall be primarily, jointly and severally liable for all obligations hereunder.***

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered as of the 21th day of MAY, 2003, at Amenia, New York.

DYADIC INTERNATIONAL, INC.

By [signature] as President
Name: Mark A. Emalfarb
Title: President

Address of Debtor for Notices:

140 Intracoastal Pointe Drive
Suite 404
Jupiter, Florida 33477

FIRST AMENDMENT
TO
THE SECURITY AGREEMENT DATED MAY 29, 2003

This First Amendment (this "**Amendment**") to the Security Agreement dated as of May 29, 2003 (the "**Security Agreement**") is made as of August 19, 2004 by and between Dyadic International, Inc., a Florida corporation ("**Debtor**"), and the Mark A. Emalfarb Trust under agreement dated October 1, 1987 (the "**Secured Party**"). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Security Agreement.

RECITALS

A. The board of directors of Debtor believes it to be in the best interests of Debtor to enter into that certain Agreement of Merger and Plan of Reorganization (the "**Merger Agreement**") by and among Debtor, CCP Worldwide, Inc., a public reporting company ("**Parent**"), and CCP Acquisition Corp., a wholly-owned subsidiary of Parent ("**Acquisition**"), providing for the merger (the "**Merger**") of Debtor and Acquisition as a result of which (i) Debtor shall be the surviving entity and wholly-owned subsidiary of Parent and (ii) the shareholders of Debtor immediately prior to the "Merger Effective Time" (as defined in the Merger Agreement) shall own a majority of the issued and outstanding shares of Parent Common Stock (as defined below in Recital B).

B. Parent has proposed to raise capital to fund the operating and other business activities of Debtor by offering (the "**Offering**") 7,507,507 investment units ("**Units**"), at $3.33 per Unit, comprised of (a) one (1) share of common stock of Parent ("**Parent Common Stock**") and (b) a five-year callable warrant ("**Warrant**") to purchase one share of Parent Common Stock at an exercise price of $5.50 per share for every two Units purchased. The closing of the Offering (the "**Offering Closing**") is conditioned upon the consummation of the Merger.

C. In order to facilitate the consummation of the Merger and the Offering Closing, Secured Party has agreed to amend the Security Agreement on the terms and subject to the conditions set forth herein.

AMENDMENTS TO THE SECURITY AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are incorporated herein by this reference and this Amendment shall be construed in accordance therewith.

2. Conditional Amendments. If the Merger is consummated, then effective as of the date as of which the Merger is consummated (the "**Merger Effective Date**"):

(a) Section 9(g) of the Security Agreement shall be amended by deleting "merger," therefrom; and,

(b) Section 9(l) of the Security Agreement shall be amended by deleting "reorganization," therefrom.

Notwithstanding any provision of this Amendment to the contrary, if the Merger Agreement is terminated for any reason prior to the consummation of the Merger, the amendments contemplated by this Section 2 shall be null and void and of no force and effect.

3. Continued Effectiveness. All of the provisions of the Security Agreement, as amended by this Amendment, shall remain in full force and effect.

4. Counterparts. This Amendment may be signed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

DEBTOR:

DYADIC INTERNATIONAL, INC.

By: ____________________
Mark A. Emalfarb, President

Accepted:

SECURED PARTY:

MARK A. EMALFARB TRUST U/A/D October 1, 1987

By: ____________________
Mark A. Emalfarb, Trustee